Exhibit 1.01

TE Connectivity plc
Conflict Minerals Report

For The Calendar-Year Reporting Period Ended December 31, 2025

1. OVERVIEW OF TE’S RESPONSIBLE MINERALS PROGRAM

This Conflict Minerals Report (Report) has been prepared by TE Connectivity plc (herein referred to as TE, the Company, we, us, or our) pursuant to Rule 13p-1 (the Rule) promulgated under Section 13(p) of the Securities Exchange Act of 1934, as amended (Exchange Act). The Rule imposes certain reporting obligations on those Securities and Exchange Commission (SEC) registrants, like TE, whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. The term “conflict minerals” is defined to mean cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten (together, 3TG). The term “Covered Countries” for purposes of Section 13(p) and the SEC rules thereunder, as well as this report and the accompanying Form SD, are the Democratic Republic of the Congo (DRC), and the adjoining countries of the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

We are a global industrial technology leader creating a safer, sustainable, productive, and connected future. As a trusted innovation partner, our broad range of connectivity and sensor solutions enable the distribution of power, signal, and data to advance next-generation transportation, energy networks, automated factories, data centers enabling artificial intelligence, and more.  Our principal product families in 2025 included terminals and connector systems and components, sensors, interventional medical components, heat shrink tubing, relays, wire and cable, application tooling, and filters.

For the 2025 reporting period, our reasonable country of origin inquiry (RCOI) survey process targeted a refined list of products deemed in scope for having any quantity of tin, tantalum, tungsten or gold that is “necessary to the functionality or production” of these products within the meaning of Section 13(p) and the SEC’s Rule and Form SD thereunder (necessary conflict minerals). During the 2025 reporting period, TE’s “Conflict Minerals” program and management structure were rebranded to “Responsible Minerals” to reflect the expansion of our due diligence beyond 3TGs and incorporation of additional minerals as required by emerging legislation. We continue to refine our survey process as part of our continuous improvement efforts to bring the TE Responsible Minerals Program (Program) into greater alignment with the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the supplements thereto relating to tin, tantalum, tungsten and gold (OECD Due Diligence Guidance). The OECD Due Diligence Guidance has been identified by the SEC as an appropriate internationally recognized framework for conducting the RCOI and due diligence relating to necessary conflict minerals pursuant to Section 13(p), the Rule and Form SD. TE supplier information is gathered by a third-party compliance information service (TPCS) provided by a leading software-as-a-service solution.

While TE has been a member of the Responsible Minerals Initiative (RMI) for several years, TE joined the Responsible Business Alliance (RBA) as an affiliate member in June 2024 to further our commitment to social, ethical and environmental sustainability and to promote responsible and sustainable business practices throughout our global supply chain. TE actively contributes to several RMI sub-committees or working groups to help advance responsible sourcing practices.

2. COMPANY MANAGEMENT SYSTEMS

In alignment with Step 1 of the OECD Due Diligence Guidance, TE has established policies, a management structure and controls to support supply chain due diligence related to 3TG.

Policy and Procedures

Our Program is governed by the following policy and procedures:

i.	Responsible Minerals and Materials Policy. We have a Responsible Minerals and Materials Policy (Policy) that we believe promotes responsible sourcing of 3TG and an official internal standard operating procedure. Our Policy is publicly available on our website at https://www.te.com/usa-en/utilities/product-compliance/conflict-minerals.html. Supplier compliance with TE’s Policy is a standard requirement for doing business with TE.

ii.	TE Connectivity Supplier Code of Conduct (Supplier Code). The Supplier Code sets our expectations for suppliers and business partners. The Supplier Code’s scope extends beyond social responsibility to emphasize other aspects of supplier responsibility, including ethical, environmental, and health and safety requirements. The Supplier Code includes a Responsible Sourcing of Minerals and Materials section, which requires suppliers to adopt a responsible sourcing policy and conduct due diligence on the sourcing and chain of custody of 3TG in the products they manufacture, and it also addresses responsible sourcing of cobalt.

iii.	TE Guide to Ethical Conduct. The TE Guide to Ethical Conduct (Guide) outlines expected behaviors for all our employees including the highest standards of ethics and integrity, maintaining a safe and healthy workplace and respecting human rights and social responsibility. The Guide outlines TE’s commitment to fair treatment and human rights. Amongst other requirements, the Guide sets out TE’s commitment to human rights, social responsibility, and global corporate citizenship. It prohibits all forms of forced, trafficked or child labor, and any activity that violates individual dignity, and prohibits any form of physical punishment, abuse and harassment. All TE employees are required to comply with the Guide as a condition of their employment.

Internal Management Structure

TE has established a multi-level governance structure to manage compliance with our Policy. Our management structure includes:

•	The TE Responsible Minerals Core Team (Core Team) consists of Global Supply Chain Legal, Supply Chain Compliance & Risk, and TE Information Systems (TEIS). The Core Team is responsible for:

o	Developing and guiding TE’s strategic direction to satisfy global conflict mineral requirements (specifically to establish and maintain a system of controls and transparency over the mineral supply chain);

o	Developing and maintaining work product, policies, standards and processes;

o	Serving as TE’s designated conflict minerals subject matter experts; and

o	Providing technical and systems support.

•	The TE Responsible Minerals Steering Committee (Steering Committee) consists of other subject matter experts and executive leadership from functions such as Procurement (with representatives from each business unit and center led Procurement), Engineering, Finance, and Legal. The Steering Committee met regularly throughout 2025 and early 2026 to discuss the supply chain compliance process relating to conflict minerals. The Steering Committee is responsible for:

o	Implementing our conflict minerals compliance strategy;

o	Strengthening TE’s engagement with suppliers; and

o	Mitigating conflict mineral-related risks arising from TE’s operations.

•	TE’s Supply Chain Compliance and Risk function continues to conduct a monthly internal Procurement Compliance Forum to support the compliance efforts of our business units, which includes compliance guidance on current and emerging product environmental compliance and social responsibility requirements. The Forum enables discussion across business units and key stakeholders.

Control Systems

• Internal and Supplier Controls. Controls include: (1) our master supply contract templates and Global Terms and Conditions of Purchase containing a responsible minerals clause requiring suppliers to provide TE with information about their source of 3TG and smelters/refiners; (2) audit rights included in our master supply contract templates, Global Terms and Conditions of Purchase and Supplier Code; (3) purchase order blocking process; (4) seeking alternative sources of supply; (5) supplier blocking and termination are available for suppliers who refuse or are unable to move away from certain smelters; and (6) in addition, as discussed in the “Grievance Mechanism” portion of this Report, TE has established a confidential reporting mechanism which allows for submission of anonymous complaints.

• Internal Executive Certification Process. As an additional Program integrity control, each year we seek certifications from our business segment presidents, supply chain executives, and our segment and business unit operations leaders on behalf of their respective function to ensure that components and raw materials that go into TE’s products are subject to TE’s 3TG due diligence.

•      TPCS Controls. Given the size and complexity of TE’s supply chain, TE utilizes a leading compliance service provider to support our supplier survey efforts and enable efficient data collection and management. Various programmatic and supplier management processes include: (1) using the Conflict Mineral Reporting Template (CMRT) developed by the RMI as the standard form; (2) validating completion of the CMRT; (3) verifying the number of parts responded and number of smelters declared; (4) identifying smelter risk assessments; (5) ensuring functionality of the system; and (6) providing internal and external training and technical support. These measures serve as de facto means of validating the data we get from our TPCS to ensure integrity of data received and reliability for reporting.

•      3TG SOR Due Diligence. As an additional Program control, we stay abreast of due diligence practice developments relating to smelters and refiners. We do not have a direct relationship with 3TG smelter or refinery processing facilities (SORs). We do, however, participate with other major manufacturers in an industry-wide initiative to develop compliant supply chains, including the RMI’s Responsible Minerals Assurance Process (RMAP), and we look to our TPCS to provide guidance on various smelter-related issues, including risk assessment, throughout the survey year.

Maintain Records

Program data is stored in accordance with our corporate records retention schedule to ensure that relevant information is preserved for appropriate periods.

Supplier Engagement

We have adopted a number of supplier outreach tools, including but not limited to training and program materials, designed to encourage suppliers to develop their own conflict minerals due diligence programs in accordance with the SEC’s conflict minerals regulatory requirements. We also direct suppliers to informational resources related to conflict minerals provided by our TPCS. We further include our Policy on our TE Supplier Portal and as part of our supplier onboarding process.

Grievance Mechanism

TE’s Office of the Ombudsman acts as an independent, impartial and confidential resource with whom employees, suppliers, investors, customers and other third parties can ask questions or raise concerns about potential violations of applicable laws, regulations, the Guide, TE policies and procedures, and TE’s Core Values. The Ombudsman reports directly to the Audit Committee of the TE Board of Directors and ensures that all reported issues are investigated, communicated to all affected stakeholders and resolved in an appropriate manner. Often, the post-investigation corrective actions enable TE to make process improvements or otherwise rectify an inefficiency for the benefit of TE or its employees.

The Office of the Ombudsman services all TE entities globally. Therefore, all TE employees or third parties are encouraged to use this service to report any actual or potential breaches or concerns of human rights obligations. Information about the program is publicly available on the TE website at https://www.te.com/en/about-te/corporate-responsibility/governance/ombudsman.html.

3. IDENTIFY AND ASSESS RISKS IN THE SUPPLY CHAIN

Due Diligence Performed

In alignment with Step 2 of the OECD Due Diligence Guidance as applicable to downstream companies, our due diligence measures as outlined below have been designed to identify and assess risks in our supply chain.

Supply Chain — Reasonable Country of Origin Inquiry (RCOI)

The products that we manufacture are complex, and we utilize thousands of components from many direct suppliers. We have relationships with a vast network of suppliers throughout the world and there are generally multiple tiers between the 3TG mines, SORs, and our direct suppliers. Therefore, we must rely on our direct suppliers to work with their upstream suppliers (suppliers that are closer to the SORs than TE in the supply chain) to provide us with accurate information about the origin of 3TG in the components and raw materials that we purchase. We work to implement contracts with those direct suppliers to impose contract terms that compel these suppliers to support our due diligence efforts with respect to 3TG content.

Because of the complexity and size of our supply chain, we developed a risk-based approach to structure the scope of our RCOI survey and due diligence process to determine whether we had any necessary 3TG in our supply chain. We then surveyed those direct suppliers of the Covered Products (defined below).

Description of Products Containing “Necessary” Conflict Minerals

Each year TE’s raw material and commodity code groupings are reviewed for the presence of potential 3TG. Once those products and materials are identified, internal subject matter experts and engineers analyze whether the 3TG in the products and materials are “necessary to the functionality or production” of such products within the meaning of the SEC’s rules. The result of that analysis leads to the identification of in-scope supplier products potentially containing one or more necessary conflict minerals (the “Covered Products”).

Efforts to Determine SORs or Location of Origin

We have taken reasonable efforts to determine the SORs or locations of countries of origin of necessary 3TG in our supply chain by relying on the CMRTs provided by the identified suppliers together with resources offered by our TPCS and the RMI. As a result of our membership in the RMI (whose efforts focus on the location and the commitment of smelters and refiners to go through its RMAP or participate in a recognized auditing program), our understanding of the OECD Due Diligence Guidance, benchmarking with other companies, and consultations with compliance and sustainability leaders in companies similarly situated to TE, we believe we are making good efforts. TE relies on the RMI and our participation in the RMI’s Mineral Reporting Template (MRT), Due Diligence Practices Team (DDPT) and ESG Task Force working groups to help keep us abreast of developments in conflict minerals sourcing, refinement of the CMRT form, process improvements and informal benchmarking opportunities with other members.

Smelters or Refiners and Country of Origin of 3TG

We attach a listing of those SORs reported as providing 3TG for Covered Products in 2025 through TE’s supplier responses to the CMRT and upon further review and due diligence of such responses (Exhibit A). Regarding country of origin, TE relies on third-party assessments and information available from such sources as our TPCS, RMI’s RMAP and RCOI reports, the London Bullion Market Association (LBMA), as well as our assessment of our supplier responses, and concluded that TE, at this time, does not have sufficient information to determine the countries of origin of the 3TG for every TE product.

Survey Responses for TE Products

Our 2025 supplier survey campaign requested that the identified suppliers provide information to us regarding 3TG and SORs using the CMRT. We received a supplier response rate of 80% of the Covered Products surveyed. Based on information provided through the CMRT data collection process and from supplier outreach, a majority of our supplier responses are company-level data, which cannot directly be linked to products sold by TE. As in past years, some supplier responses continued to note that the source of the conflict minerals could not be ascertained.

We validated and categorized the supplier responses by risk factors, as described below, to determine which suppliers required further assessment. As in past years, the review criteria included assessing incomplete responses as well as inconsistencies within the data reported by those suppliers. As part of our supplier outreach, we have engaged directly with suppliers in an effort to secure improved responses.

To determine the risk, each facility that meets the definition of a SOR of a 3TG mineral is assessed according to “SORs of Interest” indicators defined in the OECD Due Diligence Guidance. Our TPCS uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying “SORs of Interest” including:

•	Geographical Risk – This considers whether the minerals originated from, or were transited through, a conflict-affected or high-risk area, such as the DRC and the adjoining countries.

•	Audit-Related Risk – Audits help ensure that sourcing practices align with the OECD Due Diligence Guidance. It considers participation in programs such as RMAP audits, or a cross-recognized initiative. These programs help determine which smelters and refiners can validate their sourcing as conflict-free or responsibly sourced.

•	Peer Assessment – Data from public filings provides valuable information on the smelter assessments conducted by credible third-party sources. These assessments may indicate red flags, as defined by the OECD Due Diligence Guidance.

•	Sourcing Risk – Sourcing risk evaluates evidence of any area of concern (e.g., ESG-related issues) supported by credible sources and denied parties lists (sanctions).

From the responses received, the following statistics were compiled:

●	Approximately 80% of the Covered Products were deemed to contain 3TG. TE has an internal process with our engineering teams or subject matter experts that validate the Covered Products that did not contain 3TG as reported by our suppliers.

o	Approximately 30% of these products were determined to be low risk, as those parts are deemed conflict free by way of the RMAP process, TE’s risk assessment, or being derived from recycled or scrap sources.

o	Approximately 45% of these products were determined to be medium risk, as those parts are deemed conflict status undeterminable, meaning that our relevant suppliers were unable to identify either the country of origin or the SOR of origin.

o	Approximately 5% of these products were determined to be high risk, as those parts are potentially not conflict free, meaning that our relevant suppliers identified the country of origin or other indicators of the smelters as being high-risk. However, the majority of our supplier responses provide company-level (and not part-level) data that includes the supplier’s entire product portfolio, rather than specific parts supplied to TE. This does not allow conclusive determination whether the parts TE purchases contain 3TG sourced from high-risk smelters.

4. DESIGN AND IMPLEMENT A STRATEGY TO RESPOND TO RISKS

We continue engaging with suppliers, encourage them to provide part-level data, and direct them to remediate sanctioned smelters to better align with our reporting practices and to enhance transparency. We are guided by inputs and direction from industry leading sources and continue to develop our response and remediation measures to remediate the high-risk smelters in our supply chain over time.

In alignment with Step 3 of the OECD Due Diligence Guidance, we have designed and implemented a strategy to manage risks as follows:

•	Senior management is briefed about our due diligence efforts on a regular basis.

•	Executive leadership is in a position to influence the outcome of the Program through either financial or administrative support and to certify alignment with the centralized RCOI survey and company due diligence processes and affirm direct knowledge and supervision of such activities.

•	As outlined in the Management Systems above, we have a Policy, Supplier Code and contractual provisions, which impose requirements on our direct suppliers as a condition of doing business with TE.

•	Suppliers are expected to have a supply chain aligned with the principles and practices of the RMI or an OECD compliant program.

•	We have implemented and continue to follow a risk management plan that outlines our responses to identified risks and have key performance indicators related to high-risk smelters for increased visibility and remediation.

•	We have a remediation process in place for addressing high-risk smelters. Surveying our supply base is a continual, ongoing process and TE takes prompt action to address high-risk smelters. However, given the size and complexity of our supply chain, removal may take time. When we have not received a response from a supplier regarding a request for remediation, we block business on the part in question.

•	We have driven increased awareness by updating our training materials related to smelter remediation. We conducted internal virtual trainings for all regions and onsite trainings in certain jurisdictions.

5. CARRY OUT INDEPENDENT THIRD-PARTY AUDIT OF SUPPLY CHAIN DUE DILIGENCE AT IDENTIFIED POINTS IN THE SUPPLY CHAIN

We do not have a direct relationship with 3TG SORs and therefore do not perform or direct audits of these entities. However, in alignment with Step 4 of the OECD Due Diligence Guidance, we support SOR audits conducted by independent third parties through our RMI membership and have obtained the RMI list of “RMAP Conformant” SORs. As outlined in our Policy, we also expect our suppliers to source from conformant or active SORs that have been validated through third party accredited audits such as RMAP, LBMA or other recognized auditing schemes. We continue to examine how best to improve our upstream diligence efforts, possibly in tandem with our third-party conducted supplier social audits and human rights/modern slavery due diligence.

6. REPORT ON SUPPLY CHAIN DUE DILIGENCE

Consistent with Step 5 of the OECD Due Diligence Guidance, this Conflict Minerals Report constitutes our annual report on our 3TG due diligence and is publicly available on our website, along with the accompanying Form SD, at http://investors.te.com/financial-reports/sec-filings/default.aspx as well as our Conflict Minerals website at https://www.te.com/en/utilities/product-compliance/conflict-minerals.html. In addition, this Report and the accompanying Form SD have been filed with the SEC and are publicly available on the SEC’s website at https://www.sec.gov.

Results of Due Diligence

Based on our due diligence, we have successfully remediated 6% of the high-risk parts that included 3TG from our supply chain, and we continue to work with suppliers to remediate.

Our lookback period to determine whether a SOR is active remains at 1.5 years after closure. We leverage RMI data in our due diligence efforts to analyze the SORs to identify whether the SORs are in our supply chain. Based on this due diligence, we also were able to remove 118 entities from our supply chain that are not valid smelters or the entity is not operational as either temporarily or permanently closed. This change allows us to focus on relevant entities.

Notwithstanding continued improvements made to our RCOI and due diligence processes, we are unable to determine, with absolute assurance, the origin of all the necessary conflict minerals in our products for the 2025 reporting period (January 1 through December 31, 2025), and therefore cannot exclude the possibility that some of these minerals may have originated in one or more of the Covered Countries and are not derived from recycled or scrap sources.

Steps to be Taken in 2026 to Mitigate Risk and Continuous Improvement

We intend to take the following steps as continuous improvement measures to improve our due diligence to be conducted in 2026, to further mitigate the risk that any necessary 3TG in our products may finance or benefit armed groups in any of the Covered Countries:

•	TE is transitioning our supplier campaigning platform to a new TPCS for the 2026 reporting period.

•	As part of our commitment to continuous improvement, we continue to review and update our Policy on an ongoing basis to address evolving regulatory requirements and expand our due diligence beyond 3TG to further enhance supply chain transparency.

•	Continue to expand supplier engagement and capacity-building efforts through supplier inquiry and outreach by directing suppliers to training resources pertaining to responsible sourcing and to support the new TPCS platform.

•	Maintain focus on internal training to help improve engagement with suppliers reporting high risk smelters.

•	Continue to invest resources to extend the scope of our Program to include cobalt, copper, lithium, mica, nickel, and natural graphite, to align with the materials covered by the RMI’s updated Extended Minerals Reporting Template. We will continue to assess additional minerals or materials in conformance with evolving regulatory requirements and industry standards.

•	Work directly with suppliers to continue to improve overall supplier response rate.

Cautions Concerning Website Information and Forward-Looking Statements

Other than any documents expressly incorporated by reference in this Conflict Minerals Report and/or the accompanying Form SD, the information on any of our websites referred to in this report is not part of this report or any other document filed with the SEC, including but not limited to the accompanying Form SD.

Certain statements in this report may be “forward-looking” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements addressing our future financial condition and operating results, other information relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those anticipated in any of our forward-looking statements. Risks that may cause these forward-looking statements to be inaccurate include: failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, and their respective suppliers and smelters; lack of progress by smelter programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities) or that these plans may not be effective. In addition, you should also consider the important factors described in reports and documents that we file from time to time with the SEC, including the factors described under the section titled “Risk Factors” in the Company’s most recently filed Quarterly Reports on Form 10-Q or Annual Report on Form 10-K. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

Exhibit A – Smelters reported which, to the extent known, may have processed necessary conflict minerals in TE products based on CMRT responses received from our suppliers for the Calendar-Year Reporting Period Ended December 31, 2025.

SMELTER ID	METAL	SMELTER NAME	COUNTRY
CID002763	Gold	8853 S.p.A.	ITALY
CID002920	Gold	ABC Refinery Pty Ltd.	AUSTRALIA
CID002708	Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
CID003185	Gold	African Gold Refinery	UGANDA
CID000035	Gold	Agosi AG	GERMANY
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
CID002899	Gold	Al Ghaith Gold	UNITED ARAB EMIRATES
CID002760	Gold	Albino Mountinho Lda.	PORTUGAL
CID003500	Gold	Alexy Metals	UNITED STATES OF AMERICA
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND
CID002596	Gold	ARY Aurum Plus	UNITED ARAB EMIRATES
CID000082	Gold	Asahi Pretec Corp.	JAPAN
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
CID004697	Gold	Attero Recycling Pvt Ltd	INDIA
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA
CID003461	Gold	Augmont Enterprises Private Limited	INDIA
CID000113	Gold	Aurubis AG	GERMANY
CID002863	Gold	Bangalore Refinery	INDIA
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000157	Gold	Boliden AB	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY
CID000180	Gold	Caridad	MEXICO
CID000185	Gold	CCR Refinery - Glencore Canada Corporation	CANADA
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND
CID003382	Gold	CGR Metalloys Pvt Ltd.	INDIA
CID000233	Gold	Chimet S.p.A.	ITALY

CID000264	Gold	Chugai Mining	JAPAN
CID004010	Gold	Coimpa Industrial LTDA	BRAZIL
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
CID003348	Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
CID003663	Gold	Dongwu Gold Group	CHINA
CID000401	Gold	Dowa	JAPAN
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
CID004755	Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID003487	Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
CID003488	Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
CID003489	Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
CID003490	Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
CID002515	Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
CID003226	Gold	Freeport Cobalt Oy	FINLAND
CID002584	Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
CID005006	Gold	Gasabo Gold Refinery Ltd	RWANDA
CID004506	Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF
CID002852	Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
CID003641	Gold	Gold by Gold Colombia	COLOMBIA
CID003186	Gold	Gold Coast Refinery	GHANA
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
CID000605	Gold	Guangdong Hua Jian Trade Co., Ltd.	CHINA
CID002312	Gold	Guangdong Jinding Gold Limited	CHINA
CID000611	Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	UNKNOWN
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
CID000670	Gold	Hang Seng Technology	CHINA
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
CID000694	Gold	Heimerle + Meule GmbH	GERMANY
CID002519	Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
CID000711	Gold	Heraeus Germany GmbH Co. KG	GERMANY
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	HONG KONG
CID000718	Gold	Hetai Gold Mineral Guangdong Co., Ltd.	UNKNOWN
CID002739	Gold	Hop Hing electroplating factory Zhejiang	UNKNOWN

CID002601	Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000773	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
CID002904	Gold	Hung Cheong Metal Manufacturing Limited	CHINA
CID000778	Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
CID004604	Gold	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA
CID004714	Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
CID004610	Gold	Impala Rustenburg	SOUTH AFRICA
CID004704	Gold	Inca One (Chala One Plant)	PERU
CID004705	Gold	Inca One (Koricancha Plant)	PERU
CID002587	Gold	Industrial Refining Company	BELGIUM
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
CID002562	Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
CID000814	Gold	Istanbul Gold Refinery	TURKEY
CID002765	Gold	Italpreziosi	ITALY
CID002893	Gold	JALAN & Company	INDIA
CID000823	Gold	Japan Mint	JAPAN
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA
CID000884	Gold	Jin Jinyin Refining Co., Ltd.	UNKNOWN
CID000909	Gold	Jinlong Copper Co., Ltd.	CHINA
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
CID000493	Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
CID003497	Gold	K.A. Rasmussen	NORWAY
CID002563	Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
CID000956	Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
CID000957	Gold	Kazzinc	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
CID004433	Gold	KP Sanghvi International Airport	INDIA
CID003463	Gold	Kundan Care Products Ltd.	INDIA
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
CID001032	Gold	L'azurde Company For Jewelry	SAUDI ARABIA
CID001056	Gold	Lingbao Gold Co., Ltd.	CHINA

CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
CID002762	Gold	L'Orfebre S.A.	ANDORRA
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
CID000689	Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
CID002606	Gold	Marsam Metals	BRAZIL
CID001113	Gold	Materion	UNITED STATES OF AMERICA
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
CID003548	Gold	MD Overseas	INDIA
CID003575	Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
CID003557	Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
CID005014	Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001352	Gold	MKS PAMP SA	SWITZERLAND
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
CID002857	Gold	Modeltech Sdn Bhd	MALAYSIA
CID002282	Gold	Morris and Watson	NEW ZEALAND
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
CID003189	Gold	NH Recytech Company	KOREA, REPUBLIC OF
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN
CID003690	Gold	NOBLE METAL SERVICES	UNITED STATES OF AMERICA
CID001313	Gold	Nyrstar Metals	UNITED STATES OF AMERICA
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
CID002872	Gold	Pease & Curren	UNITED STATES OF AMERICA

CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001498	Gold	PX Precinox S.A.	SWITZERLAND
CID003324	Gold	QG Refining, LLC	UNITED STATES OF AMERICA
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID001515	Gold	Realized the Enterprise Co., Ltd.	UNKNOWN
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS
CID001534	Gold	Royal Canadian Mint	CANADA
CID002761	Gold	SAAMP	FRANCE
CID001546	Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
CID002973	Gold	Safimet S.p.A	ITALY
CID002290	Gold	SAFINA A.S.	CZECHIA
CID003666	Gold	Sam Precious Metals	UNITED ARAB EMIRATES
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
CID001562	Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
CID001604	Gold	Shan Dong Huangjin	UNKNOWN
CID001605	Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
CID001607	Gold	Shandon Jin Jinyin Refining Limited	UNKNOWN
CID001916	Gold	Shandong Gold Smelting Co., Ltd.	CHINA
CID001612	Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA
CID002525	Gold	Shandong Humon Smelting Co., Ltd.	CHINA
CID001616	Gold	Shandong penglai gold smelter	UNKNOWN
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
CID002614	Gold	Shandong Yanggu Xiangguang Co., Ltd.	CHINA
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID002750	Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
CID001692	Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA
CID004435	Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
CID002527	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
CID002588	Gold	Shirpur Gold Refinery Ltd.	INDIA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID001745	Gold	Sino-Platinum Metals Co., Ltd.	CHINA

CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
CID003383	Gold	Sovereign Metals	INDIA
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
CID001810	Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID002743	Gold	SuZhou ShenChuang recycling Ltd.	UNKNOWN
CID002580	Gold	T.C.A S.p.A	ITALY
CID001840	Gold	Tai Perng	UNKNOWN
CID001857	Gold	TAIWAN TOTAI CO., LTD.	UNKNOWN
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
CID004491	Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
CID002615	Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
CID001955	Gold	Torecom	KOREA, REPUBLIC OF
CID002745	Gold	Tsai Brother industries	UNKNOWN
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
CID002003	Gold	Valcambi S.A.	SWITZERLAND
CID002009	Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA
CID003615	Gold	WEEEREFINING	FRANCE
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY
CID002063	Gold	Wuzhong Group	CHINA
CID002076	Gold	Xiamen JInbo Metal Co., Ltd.	UNKNOWN
CID002100	Gold	Yamakin Co., Ltd.	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN
CID000197	Gold	Yunnan Copper Industry Co., Ltd.	CHINA
CID002491	Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA
CID002201	Gold	Zhaojun Maifu	UNKNOWN
CID002205	Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
CID002214	Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
CID002219	Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA
CID002221	Gold	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA

CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
CID002231	Gold	Zhuhai toxic materials Monopoly Ltd.	CHINA
CID002529	Gold	Zhuzhou Smelting Group Co., Ltd	CHINA
CID003926	Tantalum	5D Production OU	ESTONIA
CID001076	Tantalum	AMG Brasil	BRAZIL
CID000059	Tantalum	ANHUI HERRMAN IMPEX CO.	CHINA
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
CID000261	Tantalum	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID004431	Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
CID004813	Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	CHINA
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
CID002539	Tantalum	KEMET de Mexico	MEXICO
CID001108	Tantalum	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID001115	Tantalum	Materion	UNITED STATES OF AMERICA
CID002548	Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID001200	Tantalum	NPM Silmet AS	ESTONIA
CID002556	Tantalum	Plansee SE Reutte	AUSTRIA
CID004054	Tantalum	PowerX Ltd.	RWANDA
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
CID003583	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA

CID001541	Tantalum	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
CID001634	Tantalum	Shanghai Jiangxi Metals Co., Ltd.	CHINA
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN
CID002544	Tantalum	TANIOBIS Co., Ltd.	THAILAND
CID002545	Tantalum	TANIOBIS GmbH	GERMANY
CID002549	Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
CID002550	Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
CID000616	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
CID001522	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
CID002232	Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
CID000292	Tin	Alpha	UNITED STATES OF AMERICA
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM
CID002773	Tin	Aurubis Beerse	BELGIUM
CID002774	Tin	Aurubis Berango	SPAIN
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
CID001070	Tin	China Tin Group Co., Ltd.	CHINA
CID002786	Tin	Chofu Works	CHINA
CID003486	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
CID003524	Tin	CRM Synergies	SPAIN
CID002570	Tin	CV Ayi Jaya	INDONESIA
CID000357	Tin	Dingnan Jiawang environmental Tin technology Co.	CHINA
CID000377	Tin	Dongguan Best Alloys Co., Ltd.	CHINA
CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
CID000376	Tin	Dongguan City Xida Soldering Tin Products Co.	CHINA
CID000402	Tin	Dowa	JAPAN
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
CID000448	Tin	Estanho de Rondonia S.A.	BRAZIL
CID003582	Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
CID000468	Tin	Fenix Metals	POLAND
CID003410	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA

CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
CID000553	Tin	Gejiu Yunxi Group Corp.	CHINA
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
CID004754	Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
CID002274	Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA
CID000626	Tin	Guangxi Nonferrous Metals Group	CHINA
CID000628	Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA
CID000720	Tin	Hezhou Jinwei Tin Co., Ltd.	CHINA
CID002635	Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
CID002365	Tin	Hulterworth Smelter	UNKNOWN
CID000835	Tin	Jean Goldschmidt International (JGI Hydrometal)	BELGIUM
CID000840	Tin	Jiang Jia Wang Technology Co.	UNKNOWN
CID000841	Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	CHINA
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
CID002819	Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID002281	Tin	LIAN JING	CHINA
CID004796	Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
CID003387	Tin	Luna Smelter, Ltd.	RWANDA
CID001098	Tin	Ma An Shan Shu Guang Smelter Corp.	CHINA
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
CID004434	Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
CID001112	Tin	Materials Eco-Refining Co., Ltd.	JAPAN
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL
CID001136	Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
CID001172	Tin	Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL
CID001177	Tin	Ming Li Jia smelt Metal Factory	CHINA
CID004065	Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
CID001182	Tin	Minsur	PERU
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID002858	Tin	Modeltech Sdn Bhd	MALAYSIA
CID001246	Tin	Ney Metals and Alloys	UNKNOWN

CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
CID001305	Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID003395	Tin	OMODEO A. E S. METALLEGHE SRL	UNKNOWN
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
CID005189	Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA
CID003208	Tin	Pongpipat Company Limited	MYANMAR
CID003409	Tin	Precious Minerals and Smelting Limited	INDIA
CID000309	Tin	PT Aries Kencana Sejahtera	INDONESIA
CID005067	Tin	PT Arsed Indonesia	INDONESIA
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID002776	Tin	PT Bangka Prima Tin	INDONESIA
CID002696	Tin	PT Cipta Persada Mulia	INDONESIA
CID003380	Tin	PT Masbro Alam Stania	INDONESIA
CID004685	Tin	PT Mitra Graha Raya	INDONESIA
CID001453	Tin	PT Mitra Stania Prima	INDONESIA
CID003449	Tin	PT Mitra Sukses Globalindo	INDONESIA
CID000313	Tin	PT Premium Tin Indonesia	INDONESIA
CID001458	Tin	PT Prima Timah Utama	INDONESIA
CID003868	Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
CID002593	Tin	PT Rajehan Ariq	INDONESIA
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL
CID003581	Tin	Rian Resources SDN. BHD.	MALAYSIA
CID004692	Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
CID001606	Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
CID001648	Tin	Shangrao Xuri Smelting Factory	CHINA
CID001694	Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA
CID001731	Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA
CID002408	Tin	Sigma Tin Alloy Co., Ltd.	CHINA
CID002436	Tin	Solder Court Ltd.	UNKNOWN
CID002756	Tin	Super Ligas	BRAZIL
CID001822	Tin	Suzhou Nuonengda Chemical Co., Ltd.	CHINA
CID001841	Tin	Tai Perng	UNKNOWN
CID001852	Tin	Taiwan Huanliang	UNKNOWN

CID004403	Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
CID001897	Tin	Thailand Mine Factory	UNKNOWN
CID001898	Tin	Thaisarco	THAILAND
CID001920	Tin	Three green surface technology limited company	UNKNOWN
CID001932	Tin	TIN PLATING GEJIU	CHINA
CID002180	Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
CID001943	Tin	TONG LONG	UNKNOWN
CID001954	Tin	Top-Team Technology (Shenzhen) Ltd.	CHINA
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
CID002015	Tin	VQB Mineral and Trading Group JSC	VIETNAM
CID002023	Tin	WANG TING	UNKNOWN
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
CID004724	Tin	Woodcross Smelting Company Limited	UGANDA
CID002057	Tin	WUJIANG CITY LUXE TIN FACTORY	CHINA
CID002428	Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	UNKNOWN
CID002946	Tin	Xianghualing Tin Industry Co., Ltd.	UNKNOWN
CID002090	Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA
CID002099	Tin	XURI	CHINA
CID002121	Tin	Yifeng Tin	CHINA
CID002123	Tin	Yiquan Manufacturing	UNKNOWN
CID002147	Tin	Yuecheng Tin Co., Ltd.	CHINA
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002162	Tin	Yunnan Chengo Electric Smelting Plant	CHINA
CID002164	Tin	Yunnan Copper Zinc Industry Co., Ltd.	CHINA
CID002166	Tin	Yunnan Geiju Smelting Corp.	UNKNOWN
CID002173	Tin	Yunnan Industrial Co., Ltd.	CHINA
CID002309	Tin	Yunnan Malipo Baiyi Kuangye Co.	CHINA
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
CID002220	Tin	Zhongshan Jinye Smelting Co.,Ltd	UNKNOWN
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN
CID002833	Tungsten	ACL Metais Eireli	BRAZIL
CID003427	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
CID003553	Tungsten	Artek LLC	RUSSIAN FEDERATION
CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
CID002641	Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000281	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
CID003468	Tungsten	Cronimet Brasil Ltda	BRAZIL

CID004060	Tungsten	DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF
CID003609	Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA
CID002644	Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
CID000568	Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
CID003978	Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
CID003417	Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID000769	Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
CID002513	Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID005012	Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID003408	Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION
CID004619	Tungsten	Kenee Mining Corporation Vietnam	VIETNAM
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
CID005017	Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	LAO PEOPLE'S DEMOCRATIC REPUBLIC
CID003407	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID004397	Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID004056	Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002543	Tungsten	Masan High-Tech Materials	VIETNAM

CID001116	Tungsten	Materion	UNITED STATES OF AMERICA
CID001181	Tungsten	Minmetals Ganzhou Tin Co. Ltd.	CHINA
CID001195	Tungsten	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
CID004034	Tungsten	Nam Viet Cromit Joint Stock Company	VIETNAM
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
CID001280	Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
CID003416	Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
CID003614	Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION
CID003612	Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION
CID004797	Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES
CID004438	Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
CID001371	Tungsten	Plansee SE Liezen	UNKNOWN
CID001470	Tungsten	PT Stanindo Inti Perkasa	INDONESIA
CID001485	Tungsten	PT Timah (Persero), Tbk	INDONESIA
CID005068	Tungsten	S.P.T. spol.s r.o.	CZECHIA
CID002538	Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIETNAM
CID004430	Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
CID001764	Tungsten	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
CID001801	Tungsten	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID002542	Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
CID001901	Tungsten	Thaisarco	THAILAND
CID002659	Tungsten	Tungsten Diversified Industries LLC	UNKNOWN
CID003993	Tungsten	Tungsten Vietnam Joint Stock Company	VIETNAM
CID002724	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID003662	Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
CID002195	Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA
CID002235	Tungsten	Zhuzhou Cement Carbide	CHINA